Exhibit 10.4

SECOND NOTE AMENDING AGREEMENT

(SURVIVING NOTES)

THIS AGREEMENT is made as of the 6th day of August, 2021, between ROSALIND OPPORTUNITIES FUND I L.P. (“ROFI”), an Ontario limited partnership, ROSALIND MASTER FUND L.P. (“RMF”, and together with ROFI, the “Holders”), a Cayman Islands exempted limited partnership, and DELCATH SYSTEMS, INC. (the “Company”), a Delaware corporation.

WHEREAS the Company issued (i) an 8% Senior Secured Promissory Note on July 15th, 2019 to RMF in the principal amount of $1,000,000 (as amended by that certain Note Amending Agreement dated July 15, 2019 between the Company and the Holders (the “Note Amending Agreement”), the “RMF Note”), and (ii) an 8% Senior Secured Promissory Note on July 15th, 2019 to ROFI in the principal amount of $1,000,000 (as amended by the Note Amending Agreement, the “ROFI Note”, and together with the RMF Note, the “Notes”), which Notes have a maturity date of July 15, 2021;

AND WHEREAS, pursuant to a Loan and Security Agreement dated the 6th day of August, 2021, Avenue Venture Opportunities Fund, L.P. (“Avenue”) has agreed to provide the Company with a loan in the principal amount of up to $20,000,000.00 (the “Senior Debt”);

AND WHEREAS, in order to induce Avenue to extend the Senior Debt and other credit accommodations to the Company from time to time, the Holder, Avenue and the Company entered into that certain subordination agreement dated as of the 6th day of August, 2021, pursuant to which the holder subordinated the Company’s indebtedness and obligations to the Holder under the Notes to the Senior Debt;

AND WHEREAS the Holders and the Company have agreed to further amend the Notes to provide for, among other things, an extension to the maturity date of the Notes and an adjustment to the conversion price of the Notes, on the terms and conditions set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1.	Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, capitalized terms not otherwise defined herein shall have the meanings set forth in the Notes.

2.	Amendment of Notes. Effective as of the date hereof, each of the Notes is hereby amended as follows:

2.1.1	The references to “July 15, 2021” in the title, recitals and the definition of “Maturity Date” on the first page of the Note shall be replaced with “October 30, 2024”.

2.1.2	The definition of “Surviving Note Factor” in Section 1 of the Note shall be deleted in its entirety and replaced with the following:

“Surviving Note Factor” means 1.198.

3.	Confirmation of Security. The Company hereby confirms that each of the Transaction Documents which it has delivered to the Holders (a) remains in full force and effect as general and continuing collateral security over all of the assets, property and undertaking of the Company, whether now or in the future owned or acquired, and the security interests, mortgages, charges, liens, assignments, transfers and pledges granted in favour of the Holders pursuant to the Transaction Documents continue to secure all of the debts, liabilities and obligations of the Company to the Holders in connection with the Transaction Documents, now or hereafter arising; and (b) is enforceable against the Company by the Holders in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

4.

Effect of Amendment. This Agreement is an amendment to the Notes. Unless the context of this Agreement otherwise requires, each Note and this Agreement shall be read together and shall have effect as if the provisions of such Note and this Agreement were contained in one agreement.

5.

No Merger or Novation. Save as expressly amended by this Agreement, the terms of the Notes remain unamended and in full force and effect and are hereby ratified and affirmed. All Transaction Documents and obligations of the Company thereunder remain in full force and effect, there being no novation or merger of the Notes, the other Transaction Documents or such obligations.

6.

No Waiver. The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Holders under the Notes or any of the other Transaction Documents other than as expressly provided herein.

7.	Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Notes.

8.

Further Assurances. The parties shall promptly, from time to time, upon the request of the other party, take all such action, and execute and deliver such further agreements and other documents, as may be necessary or desirable to give effect to the provisions and intent of this Agreement.

9.

Miscellaneous. This Agreement (a) shall, for purposes of the Notes, be considered a Transaction Document; (b) shall be governed by and construed and enforced in accordance with the internal law of the State of New York; (c) may not be amended except by a writing duly executed by the parties; (d) shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; (e) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document, all of which counterparts shall be construed together and shall constitute one Agreement; and (f) may be executed by email, .pdf or telecopy transmission of an executed counterpart of or signature page to this Agreement and an email, .pdf, telecopy or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

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IN WITNESS WHEREOF the parties have executed this Agreement.

DELCATH SYSTEMS, INC.

by	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer

ROSALIND OPPORTUNITIES FUND I L.P., by its advisor, ROSALIND ADVISORS, INC.

by	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

ROSALIND MASTER FUND L.P., by its advisor, ROSALIND ADVISORS, INC.

by	/s/ Steven Salamon
	Name:	Steven Salamon
	Title:	President

Signature Page to Second Note Amending Agreement